     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1997
                                                 Registration No. 333-
                                                                      ----------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              ANTEX BIOLOGICS INC.

             (Exact name of registrant as specified in its charter)


              DELAWARE                                      52-1563899
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                   Identification Number)

                             300 PROFESSIONAL DRIVE
                         GAITHERSBURG, MARYLAND  20879
                                 (301) 590-0129
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                       ---------------------------------

                              ANTEX BIOLOGICS INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN
                                      AND
                              AMENDED AND RESTATED
                              ANTEX BIOLOGICS INC.
                       1992 DIRECTORS' STOCK OPTION PLAN

                              (Full title of plan)

                       ---------------------------------


 V.M. ESPOSITO                          COPY TO:  D. MICHAEL LEFEVER
 300 PROFESSIONAL DRIVE                           COVINGTON & BURLING
 GAITHERSBURG, MARYLAND  20879                    1201 PENNSYLVANIA AVENUE, N.W.
 (301) 590-0129                                   WASHINGTON, D.C.  20004
 (Name, address, including zip code,
 and telephone number, including area
 code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

 Title of                                   Proposed maximum     Proposed maximum
 securities           Amount                offering             aggregate offering   Amount of
 to be registered     to be registered      price per unit       price                registration fee
 Common Stock         3,900,000 shares(1)   $0.671875(2)         $2,620,312.50        $794.03


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount of shares registered hereby includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the bid and the asked prices of the Common Stock on July 25, 1997, as reported on the OTC Bulletin Board.

                 The purpose of this registration statement is to increase the number of shares of common stock, par value $.01 per share, of Antex Biologics Inc. (formerly MicroCarb Inc.) under the Amended and Restated Stock Option Plan and the Amended and Restated 1992 Directors' Stock Option Plan. The contents of Antex Biologics Inc.'s Registration Statement on Form S-8, File No. 33-94692, are hereby incorporated herein by reference.

ITEM 8:  EXHIBITS

                 4.4 Certificate of Amendment of Certificate of Incorporation, dated May 9, 1997 (incorporated by reference to Exhibit 3.5 to the registrant's quarterly report on Form 10-QSB for the period ended March 31, 1997)

                 5        Opinion of Covington & Burling

                 23.1     Consent of Coopers & Lybrand L.L.P.

                 23.2     Consent of Covington & Burling (included in Exhibit 5)

                 99.1     Amended and Restated Stock Option Plan

                 99.2     Amended and Restated 1992 Directors' Stock Option Plan

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, July 30, 1997.


                                             ANTEX BIOLOGICS INC.


                                             By:  /s/ V.M. ESPOSITO
                                                  --------------------------
                                                  V.M. Esposito
                                                  President

                 In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints V.M. Esposito and Gregory C. Zakarian, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the person might or could do in person, hereby ratifying and confirming what each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 SIGNATURE                                                      DATE
 ---------                                                      ----


 /s/ V.M. ESPOSITO                                          July 30, 1997
 --------------------------------
 V.M. Esposito
 Director, President, and
 Chief Executive Officer
 (Principal Executive Officer)




 /s/ GREGORY C. ZAKARIAN                                    July 30, 1997
 --------------------------------
 Gregory C. Zakarian
 Treasurer and Chief Financial
 Officer
 (Principal Financial Officer and
 Principal Accounting Officer)


 /s/ CHARLES J. COULTER                                     July 30, 1997
 --------------------------------
 Charles J. Coulter
 Director



 /s/ BRUCE E. ELMBLAD                                       July 30, 1997
 --------------------------------
 Bruce E. Elmblad
 Director



 /s/ DONALD G. STARK                                        July 30, 1997
 --------------------------------
 Donald G. Stark
 Director

                                 EXHIBIT INDEX


                 The following exhibits are filed with this Registration Statement.


Exhibit
Number
-------
4.4              Certificate of Amendment of Incorporation, dated May 9,
                 1997 (incorporated by reference to Exhibit 3.5 to the
                 registrant's quarterly report on Form 10-QSB for the
                 period ended March 31, 1997)

5                Opinion of Covington & Burling

23.1             Consent of Coopers & Lybrand L.L.P.

23.2             Consent of Covington & Burling (included in Exhibit 5)

99.1             Amended and Restated Stock Option Plan

99.2             Amended and Restated 1992 Directors' Stock Option Plan





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